Exhibit 10.6

OPTION AGREEMENT

THIS OPTION AGREEMENT (this “Agreement”) is made as of August 23, 2022, by and between MISSION HOLDINGS US, INC., a Colorado corporation (the “Company”), and MEDICINE MAN TECHNOLOGIES, INC. (D/B/A SCHWAZZE), a Nevada corporation (“Schwazze”).

RECITALS:

WHEREAS, concurrently with the execution of this Agreement, the Company and Schwazze have executed and entered into that certain Brand Partnership Agreement dated as of the date hereof (the “Brand Partnership Agreement”).

WHEREAS, pursuant to Section 5.a. of the Brand Partnership Agreement, the Company has agreed to grant to Schwazze an option to acquire a number of shares of common stock, $.0001 par value, of the Company (“Common Stock”) pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Grant of Option. The Company hereby grants to Schwazze the option (the “Option”) to purchase 581,429 shares of Common Stock (the “Option Shares”) for the Option Price and subject to all the terms and conditions set forth in this Agreement.

2.Option Price. Upon the exercise of the Option, the price to be paid by Schwazze for the purchase of all of the Option Shares is $1,000,000.00 in total (the “Option Price”).

3.Exercise Period. The Option may be exercised by Schwazze at any time within eighteen (18) months from the date of this Agreement (the “Option Period”). The exercise of the Option may only be exercised for all, but not less than all, of the Option Shares and after payment in full of the Option Price by wire transfer to an account designated by the Company.

4.Exercise of Option. The Option may be exercised by Schwazze by delivering written notice to the Company (the “Option Notice”) at any time prior to the expiration of the Option Period. The Option Notice shall state the closing date, which date shall be no less than ten (10) days nor more than thirty (30) days from the date of the Option Notice (the “Closing Date”).

5.Closing. The closing on the purchase of the Option Shares shall take place at the Company’s offices on the Closing Date or such other place mutually agreeable to by the parties. At the closing, (a) Schwazze shall pay the Option Price to the Company by wire transfer to an account designated by the Company, and (b) upon receipt by the Company of such funds, the Company shall deliver a stock certificate evidencing ownership of the Option Shares.

6.Certain Adjustments. If the Company (i) pays a dividend in shares of Common

Stock or makes a distribution in shares of Common Stock, (ii) subdivides (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, (iii) combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) by reclassification (other than a change in par value or from par value to no par value or as a result of a stock dividend or subdivision, split-up or combination of shares), reorganization, consolidation or merger of the Company with or into another person or other similar transaction, issues other securities of the Company to all holders of Common Stock, the number of Option Shares purchasable upon exercise of this Option and the Option Price shall be adjusted so that Schwazze shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which Schwazze would have owned or have been entitled to receive if this Option had been exercised immediately prior to any such event or any record date with respect thereto. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event, and prompt written notice thereof shall be given to Schwazze.

7.Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants, covenants and agrees as follows:

(a)All of the Option Shares, if and when purchased by and delivered to Schwazze, pursuant to this Agreement, shall be duly issued, fully paid and non-assessable, and the Company has (and will retain) full power and authority to transfer any or all of the Option Shares to Schwazze upon the exercise of the Option granted hereunder, free and clear of any and all liens, encumbrances, claims, liabilities and restrictions except those restrictions created under this Agreement.

(b)The Option Shares correctly reflect the option to acquire additional equity of the Company as contemplated in Section 6(a)(iii) of that certain Memo of Understanding, dated May 13, 2021, among the Company, Schwazze and the Emerald Companies (as defined therein).

(c)The Company is a corporation, duly incorporated and validly existing under the laws of the State of Colorado and shall maintain in good standing, its status as a corporation thereunder.

8.Representations and Warranties Regarding Unregistered Shares.

(a)THE OPTION AND THE OPTION SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE SECURITIES ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW

AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

(b)Schwazze hereby warrants, represents, agrees and acknowledges that: (i) it is an “accredited investor” within the meaning of regulation D promulgated under the Securities Act; (ii) if the Option is exercised, it is acquiring the Option Shares for its own account as a longterm investment and without a present view to make any distribution, resale or fractionalization thereof; (iii) it and its independent counselors have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment involved in the acquisition of the Option Shares and they have evaluated the same; (iv) it is able to bear the economic risks of such investment; (v) it and its independent counselors have made such investigation of the Company (including its business prospects and financial condition), have had access to all information regarding the Company, and have had an opportunity to ask all of the questions regarding the Company and the Option Shares as they deem necessary to fully evaluate its investment in the Company; and (vi) it understands that if the Option is exercised, (A) the Option Shares are not, and will not be, registered under the Securities Act or any state securities law, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of its representations herein, (B) the Option Shares acquired by it are “restricted securities” under the Securities Act and state securities laws and that, pursuant to these laws, it must hold the Option Shares indefinitely unless they are registered under the Securities Act and qualified by state authorities or an exemption from such registration and qualification requirements is available (evidence of which must be satisfactory to counsel for the Company), (C) there is no market for the Option Shares, and such Shares cannot be expected to be readily transferred or liquidated; and (D) its acquisition of Option Shares involves a high degree of risk.

9.Stockholders Agreement.

(a)THE OPTION AND THE OPTION SHARES ARE SUBJECT TO A STOCKHOLDERS AGREEMENT, DATED AS OF MAY 20, 2022, BY AND AMONG THE COMPANY AND THE STOCKHOLDERS OF THE COMPANY THERETO (AS AMENDED FROM TIME TO TIME, THE “STOCKHOLDERS AGREEMENT”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE OPTION SHARES MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE STOCKHOLDERS AGREEMENT. A COPY OF THE STOCKHOLDERS AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON REQUEST.

(b)In the event Schwazze exercises the Option, it will be required to become a party to the Stockholders’ Agreement by executing the Joinder Agreement attached thereto as an exhibit.

10.Other Actions. Each of the parties hereto agrees to execute and deliver such documents, certificates, instruments and agreements and to take such other actions as may be necessary or desirable in order to consummate the transactions contemplated by this Agreement or execute the terms of this Agreement.

11.Binding Effect; Non-Assignable. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, as the case may be, with the same force and effect specifically mentioned in each instance where a party hereto is named. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto, and their respective successors and permitted assigns, any rights or obligations under or by reason of this Agreement. Notwithstanding anything to the contrary contained herein, neither the Option nor any of the rights or obligations under this Agreement may not be assigned or transferred.

12.Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Colorado..

13.Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in the state or federal courts of the United States of America located in Denver County, Colorado, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

14.Entire Agreement; Amendments. This Agreement contains the entire Agreement between the parties as to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between this Agreement and the Brand Partnership Agreement, the terms of this Agreement shall control. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

15.Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given upon the earlier of actual receipt, or (a) upon personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, or (c) one (1) business day after the business day of deposit with a nationally recognized overnight courier, postage prepaid, specifying next-day delivery. Such communications must be sent to the respective parties at the e-mail address and location address indicated below (or at such other e-mail address or location address for a party as shall be specified in a notice given in accordance with this Section 15).

If to the Company:	1880 S. Flatiron Court, Suite E
Boulder, Colorado 80301
	E-mail:	dburkhalter@missionholdings.us
	Attention:	Doug Burkhalter

with a copy to:	Berger, Cohen & Brandt, LC
8000 Maryland Ave., Suite 1500
Clayton, Missouri 63105
	E-mail:	dspewak@bcblawlc.com
	Attention:	David S. Spewak, Esq.

If to the Holder:	Medicine Man Technologies, Inc. (d/b/a Schwazze)
4880 Havana Street, Suite 201
Denver, Colorado 80239
	Email:	dan@schwazze.com
sarah.guthrie@schwazze.com
	Attn:	Dan Pabon, General Counsel
Sarah Guthrie, Securities Counsel

with a copy to:	Brownstein Hyatt Farber Schreck, LLP
410 17th Street, Suite 2200
Denver, Colorado 80202
	Email:	AAgron@BHFS.com
JKnetsch@BHFS.com
RLunberg@BHFS.com
	Attn:	Adam Agron
Jeff Knetsch
Rikard Lundberg

16.Prevailing Party Fees. In the event of a dispute with respect to the provisions of this Agreement and in addition to all other remedies, the non-prevailing party shall indemnify, protect and hold harmless the prevailing party from and shall pay the prevailing party’s costs and expenses (including without limitation reasonable attorneys’ fees, court costs and/or costs of arbitration) incurred by the prevailing party in enforcing any of the provisions of this Agreement.

17.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

18Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

19.Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

20.No Strict Construction. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

COMPANY:

MISSION HOLDINGS, INC.

By:	/s/ Donald Douglas Burkhalter
Donald Douglas Burkhalter
Chief Executive Officer

SCHWAZZE:

MEDICINE MAN TECHNOLOGIES, INC.
(D/B/A SCHWAZZE)

By:	/s/ Justin Dye
Justin Dye
Chief Executive Officer